Conflict Minerals Report

For The Year Ended December 31, 2021

This report, for the year ended December 31, 2021, is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Conflict Minerals Rule”). The Conflict Minerals Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Conflict Minerals Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. “Conflict Minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict.

Each registrant must submit a Form SD which describes the reasonable country of origin inquiry completed by the registrant and, if the registrant is unable to establish that the Conflict Minerals originated from sources other than the Democratic Republic of the Congo or certain adjoining countries (the “Covered Countries”) or from recycled or scrap sources or elects not to disclose the source of its Conflict Minerals, then the registrant must also submit a Conflict Minerals Report to the SEC that includes a description of its due diligence efforts on the Conflict Minerals source and chain of custody.

1. Company Overview

This report has been approved by the management of Meritor, Inc. (herein referred to as “Meritor”, “we”, “us” or “our”). The information includes the activities of all majority-owned subsidiaries and any less than majority-owned subsidiaries that are consolidated in Meritor’s financial results. It does not include the activities of any entities that are not required to be consolidated in Meritor’s financial results, except to the extent that those entities supply products to Meritor which may contain any of the Conflict Minerals.

Meritor is a premier global supplier of a broad range of integrated systems and components to original equipment manufacturers (“OEMs”) and the aftermarket for the commercial vehicle, transportation and industrial sectors. Meritor serves commercial truck, trailer, off-highway, military, bus and coach and other industrial OEMs and certain aftermarkets. Our principal products are axles, undercarriages, drivelines, brakes and braking systems.

Supply Chain

Due to the complexity of our products and the number of direct suppliers supplying products to Meritor, we rely on our direct suppliers to provide information on the origin of the 3TG contained in the products they supply to us—including sources of 3TG that are supplied to them from their lower tier suppliers. Accordingly, in 2018, Meritor published a new version of our Supplier Quality System Requirements (“SQSR”) manual which is incorporated by reference into our purchase orders and other agreements and which obligates our suppliers to exercise due diligence on the source and chain of custody of any Conflict Minerals incorporated in their products sold to Meritor and to report those findings to Meritor. To ensure that these findings are, in fact, reported to Meritor, we worked directly with a large group of selected suppliers, as described below.

The suppliers selected by Meritor for inquiry were those direct suppliers who supplied any production parts to Meritor in 2021, where the parts in question, by their nature, could potentially contain 3TG.

Reasonable Country of Origin Inquiry

Based upon the results of our due diligence, we are unable to rule out the presence of 3TG in certain of our products or to determine the origin of all 3TG which may be contained in our products. Accordingly, we cannot exclude the possibility that some of our products may contain 3TG which may have originated in one or more of the Covered Countries. For that reason, we are required, under the Conflict Minerals Rule, to submit a Conflict Minerals Report to the SEC as an exhibit to Form SD.

Because of our size, our global presence, the complexity of our products and the depth, breadth and constant changes within our supply base, it is difficult to identify those potential sources of 3TG upstream from our direct suppliers. Accordingly, we participate in an industry-wide initiative to determine those possible suppliers of 3TG as described in Section 2.2 below.

In accordance with the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the Conflict Minerals Rule, this report is available on our website at http://meritor.com/policy/conflict-minerals-information.aspx.

Conflict Minerals Policy

Meritor is committed to working with our global supply chain to ensure compliance with the SEC’s conflict minerals rules. Meritor intends to source responsibly in support of its intent not to manufacture products that contain Conflict Minerals that support armed conflict in any of the Covered Countries. To that end, we have established a conflict minerals compliance program that is designed to follow the framework established by the OECD. As part of that program, Meritor requires that relevant suppliers conduct conflict minerals due diligence and report their results to us.

To help ensure that we source responsibly, we have also adopted an internal Conflict Minerals Policy to guide the conduct of our employees.

In addition, Meritor has published a Conflict Minerals Statement on our website at http://meritor.com/policy/conflict-minerals-information.aspx.

2. Due Diligence Process

2.1. Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the framework in the OECD Guidance and the related supplements for gold and for tin, tantalum and tungsten.

2.2. Management Systems

As described above, Meritor has adopted an internal Conflict Minerals Policy, for its employees, and a publicly available Conflict Minerals Statement which is posted at http://www.meritor.com.

Internal Team

Meritor has established a Conflict Minerals Team reporting to Meritor’s VP of Procurement. The core team includes representatives from our procurement, sales and legal groups, with support, as needed, from our IS and engineering groups. Senior management is periodically briefed about the results of our due diligence efforts.

Control Systems

Because we do not have any direct relationships with 3TG smelters and refiners, we had engaged with other major manufacturers in the automotive industry and other sectors, in the Automotive Industry Action Group (“AIAG”) Conflict Minerals Work Group.

In addition to adopting a Conflict Minerals Policy which outlines expected behaviors for all Meritor employees, our expectations for our suppliers are set forth in our SQSR manual.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have contacted all relevant suppliers and asked them to complete, on the Assent Compliance Platform, a CMRT (described in Section 3 below) and have followed up with all suppliers who failed to respond or who have provided inadequate or questionable responses.

Meritor Helpline Reporting

Through our internal Conflict Minerals Policy and the Conflict Minerals Statement on our website, we have encouraged our employees and suppliers to contact the Meritor Helpline to report instances in which Meritor’s products may contain Conflict Minerals from a Covered Country (other than from a scrap or recycled source) which have not already been discovered by, or reported to, Meritor or which Meritor may not have previously disclosed in its Form SD or its Conflict Minerals Report.

Records Maintenance

We intend to retain relevant documentation in accordance with Meritor’s standard records retention policies.

2.3. Identify and Assess Risk in the Supply Chain

Because of our size, our global presence, the complexity of our products and the depth, breadth and constant changes within our supply base, it is difficult to identify those potential sources of 3TG upstream from our direct suppliers. Accordingly, we participate in an industry-wide initiative to determine those possible suppliers of 3TG as described in Section 2.2 above.

Through Meritor’s internal systems and processes, we identified 1,343 direct suppliers whose products could potentially contain 3TG (down slightly from the prior year due to certain supply chain consolidations and better understanding of supply bases from prior acquisitions). We rely on those direct suppliers to provide us with information about the source of Conflict Minerals, if any, contained in the products they supply to us. In turn, those direct suppliers are similarly reliant upon information provided by their suppliers. Many of our largest direct suppliers are also SEC registrants and, therefore, are also subject to the Conflict Minerals Rule.

2.4. Design and Implement a Strategy to Identify and Respond to Risks

Meritor has an approved risk management plan, through which our conflict minerals program is implemented, managed, and monitored.

As described above, we participated in the AIAG Conflict Minerals Work Group and their industry-wide initiatives to determine potential upstream suppliers of 3TG.

As part of our risk management plan, to ensure that our suppliers understand our expectations, we have described our intention to source responsibly in the Conflict Minerals Statement available on our website at http://meritor.com/policy/conflict-minerals-information.aspx, have referenced those expectations in our SQSR manual, have sent each of the suppliers whose products may contain 3TG information on the Conflict Mineral regulations, have encouraged our suppliers to join Assent Compliance and to participate in Assent’s educational seminars, and have encouraged our suppliers to contact members of our Conflict Minerals Team to address any questions they may have.

As described in our Conflict Minerals Policy, Meritor intends to source responsibly in support of its intent not to manufacture products that contain Conflict Minerals that support armed conflict in any of the Covered Countries.

2.5. Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with any 3TG smelters or refiners and do not perform or direct audits of these entities within our supply chain. We supported audits through our active participation in the AIAG Conflict Minerals Work Group.

2.6. Report on Supply Chain Due Diligence

In addition to this report, see our website at http://meritor.com/policy/conflict-minerals-information.aspx for further information about our supply chain due diligence.

3. Due Diligence Results

Requests for Information

We conducted a survey of those direct suppliers described above using the template known as the Conflict Mineral Reporting Template (the “CMRT”). The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, its engagement with its direct suppliers, and a listing of the smelters used by the company and its suppliers. In addition, the template contains questions about the origin of conflict minerals used in the supplier’s products, as well as the supplier’s own due diligence efforts. Written instructions, recorded training illustrating the use of this tool and the latest version of it are available on the “Responsible Minerals Initiative” (RMI) website (formerly known as the Conflict-Free Sourcing Initiative or CFSI). The CMRT is widely used by many companies in their due diligence processes related to Conflict Minerals. To ensure that we have received reliable responses from our suppliers, we reviewed all of our supplier responses against criteria we developed to determine which responses merited further inquiry with our suppliers. These criteria call for follow-up of untimely or incomplete responses as well as those containing inconsistencies within the data reported in the CMRT. In addition, we applied a higher level of scrutiny to responses from direct suppliers who are foundries and those who supply electronic components to Meritor. Where necessary, we have worked directly with these suppliers in order to obtain acceptable revised responses.

Survey Responses

Using the information gathered from our direct suppliers over the past several years as well as our internal business systems which track production shipments, Meritor contacted all of its suppliers whose products could potentially contain 3TG, including those suppliers who in previous reporting years responded that they had no 3TG in their products. Meritor received acceptable responses from 855 out of the 1,343 suppliers surveyed. Meritor’s spend with the 855 suppliers who did respond represented approximately 97% of Meritor’s overall spend with all surveyed suppliers for the 2021 calendar year.

Since 2013, one of Meritor’s stated Conflict Mineral goals has been to increase the percentage of “Product Level” declarations received from its suppliers who indicated the possible presence of 3TG in their products (a “Product Level” declaration being a response indicating whether the actual product supplied to Meritor by such supplier contained 3TG as opposed to a “Company Level” declaration meaning that the supplier sells products which contain 3TG, but cannot identify whether any 3TG is in the specific products sold to Meritor). Meritor assumed that, at a Product Level, fewer supplier responses would indicate the use of 3TG in the products being sold to Meritor and those responses would also show a smaller number of smelters as being involved in the production of those products. As in all previous reporting years, these assumptions were proven to have been correct.

In 2021, of the 1,343 suppliers surveyed, 160 (12%) reported some type of 3TG in their products. Of those 160 suppliers indicating the presence of 3TG, 23 of them provided a Product Level response, while the remaining 137 suppliers provided a Company Level response, meaning that 3TG may or may not actually be present in the components or materials that these suppliers provided to Meritor. In those 137 Company Level declarations, 57 (42%) reported that tin was the only 3TG present in their products, while the remaining 80 (58%) reported that other types of 3TG were present in the products they sell. By comparison, of the 23 Product Level supplier declarations, 19 (83%) reported tin as their only 3TG in the products they sell to Meritor.

Meritor’s core team remains committed to increasing the percentage of Product Level declarations in its effort to more accurately identify the Meritor products which actually contain 3TG.

4. Efforts to Determine Mine or Location of Origin

Through our participation in the AIAG Conflict Minerals Work Group and by requesting that our suppliers complete the CMRT, we have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG, if any, in our supply chain.

Smelters or Refiners

For the 2021 reporting year, Meritor identified a total of 333 smelters whose names were provided on CMRT’s furnished by its suppliers. Relevant information about all smelters disclosed in Meritor’s supplier responses is set forth on Exhibit 1 to this Conflict Minerals Report. At the time of this report, 69% of the 333 smelters have been audited and are listed in the RMI’s public records as “Conformant” and another 5% are listed as “Active”, which means they have committed to the audit process and are at various stages of the audit cycle. 21% are listed with other classifications, which means they are recognized by the RMI as an active and legitimate smelter, but cannot be assigned a conformant or active status at this time. The remaining 5% of the named smelters were assigned with CID numbers by the RMI and are noted as “Smelters of Interest”. The presence of a CID number indicates that the RMI is aware of the company being reported as a smelter/refiner and may be actively working to verify its status and potential compliance as a Conflict Free smelter. However, the exact status of most non “Conformant” or “Active” smelters remains unknown as it is not published in RMI’s public information.

Meritor continues to monitor the RMI website for the status of those companies as part of its on-going due diligence and supports the further refinement and expansion of the list of conflict free smelters through our participation in the AIAG Conflict Mineral Work Group and our association with Assent Compliance.

While some of these smelters or refiners have been verified as being on the conflict free smelter list, other remaining mines or locations of origin of the 3TG in our products remain unknown. As to the companies responding “yes” to the presence of 3TG products in a Company Level declaration, Meritor is unable to determine whether any of the Conflict Minerals reported by these suppliers were in fact contained in products they supplied to Meritor and is therefore unable to validate that any of the smelters or refiners identified by those suppliers are actually in our supply chain. Meritor’s experience indicates that many of those smelters identified in our suppliers’ Company Level declarations may not be involved in the specific products supplied to Meritor. Meritor’s conflict mineral team remains committed to increasing the percentage of Product Level declarations in its effort to more accurately identify which smelters are actually a part of Meritor’s supply chain.

5. Steps to be Taken to Mitigate Risks

For 2022, we intend to take the following steps to improve the due diligence we conduct in order to identify and mitigate any risk that the Conflict Minerals in our products could benefit armed groups in the Covered Countries:

a.	Increase our emphasis on working with our suppliers who have indicated the presence of 3TG at a Company Level to obtain Product Level declarations in an effort to more accurately determine which of their products actually contain 3TG, thereby allowing Meritor to better identify the specific smelters within the Meritor supply chain.

b.	Work to improve the data integration of acquired companies to streamline our reporting process.

c.	Proactively monitor CMRT’s upon arrival for any red-flagged smelter.

d.	Assist Meritor’s Tier 1 suppliers to attain a higher response rate from their lower tier suppliers as a result of their supply chain due diligence.

e.	Continue to educate our suppliers on Meritor’s higher expectations relating to Product Level responses and accurate smelter lists.

f.	Work with any suppliers found to be supplying Meritor with 3TG from sources that support armed conflict in the Covered Countries to establish an alternative source of 3TG that does not support such conflict.

g.	Work with Assent Compliance to define and improve best practices in order to build leverage over the supply chain.

h.	Work with Assent Compliance to help expand the list of conflict free smelters and refiners.

i.	Monitor legislative changes to the Conflict Mineral rules to ensure compliance.

Smelter Name	Smelter Location	Smelter Identification
8853 S.p.A.	Italy	CID002763
A.L.M.T. Corp.	Japan	CID000004
ABC Refinery Pty Ltd.	Australia	CID002920
Abington Reldan Metals, LLC	United States Of America	CID002708
ACL Metais Eireli	Brazil	CID002833
Advanced Chemical Company	United States Of America	CID000015
African Gold Refinery	Uganda	CID003185
Aida Chemical Industries Co., Ltd.	Japan	CID000019
Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Alexy Metals	United States Of America	CID003500
Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CID000035
Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Alpha	United States Of America	CID000292
An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703
AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Argor-Heraeus S.A.	Switzerland	CID000077
Artek LLC	Russian Federation	CID003553
Asahi Pretec Corp.	Japan	CID000082
Asahi Refining Canada Ltd.	Canada	CID000924
Asahi Refining USA Inc.	United States Of America	CID000920
Asaka Riken Co., Ltd.	Japan	CID000090
Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
AU Traders and Refiners	South Africa	CID002850
Augmont Enterprises Private Limited	India	CID003461
Aurubis AG	Germany	CID000113
Bangalore Refinery	India	CID002863
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Boliden AB	Sweden	CID000157
C. Hafner GmbH + Co. KG	Germany	CID000176
C.I Metales Procesados Industriales SAS	Colombia	CID003421
Caridad	Mexico	CID000180
CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Cendres + Metaux S.A.	Switzerland	CID000189
CGR Metalloys Pvt Ltd.	India	CID003382
Changsha South Tantalum Niobium Co., Ltd.	China	CID000211
Chenzhou Diamond Tungsten Products Co., Ltd.	China	CID002513
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Chimet S.p.A.	Italy	CID000233
China Molybdenum Co., Ltd.	China	CID002641
China Tin Group Co., Ltd.	China	CID001070
Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Chugai Mining	Japan	CID000264
CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
CRM Synergies	Spain	CID003524
Cronimet Brasil Ltda	Brazil	CID003468
CV Venus Inti Perkasa	Indonesia	CID002455
D Block Metals, LLC	United States Of America	CID002504
Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Dowa	Japan	CID000401
Dowa	Japan	CID000402
DSC (Do Sung Corporation)	Korea, Republic Of	CID000359
Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572
EM Vinto	Bolivia (Plurinational State Of)	CID000438
Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Emirates Gold DMCC	United Arab Emirates	CID002561

Estanho de Rondonia S.A.	Brazil	CID000448
F&X Electro-Materials Ltd.	China	CID000460
Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Fenix Metals	Poland	CID000468
Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
FIR Metals & Resource Ltd.	China	CID002505
Fujairah Gold FZC	United Arab Emirates	CID002584
Fujian Ganmin RareMetal Co., Ltd.	China	CID003401
Fujian Xinlu Tungsten	China	CID003609
Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645
Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
GCC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Geib Refining Corporation	United States Of America	CID002459
Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
GEM Co., Ltd.	China	CID003417
Global Advanced Metals Aizu	Japan	CID002558
Global Advanced Metals Boyertown	United States Of America	CID002557
Global Tungsten & Powders Corp.	United States Of America	CID000568
Gold Coast Refinery	Ghana	CID003186
Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Guangdong Jinding Gold Limited	China	CID002312
Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Guangdong Zhiyuan New Material Co., Ltd.	China	CID000616
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
H.C. Starck Co., Ltd.	Thailand	CID002544
H.C. Starck Hermsdorf GmbH	Germany	CID002547
H.C. Starck Inc.	United States Of America	CID002548
H.C. Starck Ltd.	Japan	CID002549
H.C. Starck Smelting GmbH & Co. KG	Germany	CID002542
H.C. Starck Smelting GmbH & Co. KG	Germany	CID002550
H.C. Starck Tantalum and Niobium GmbH	Germany	CID002545
H.C. Starck Tungsten GmbH	Germany	CID002541
Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Heimerle + Meule GmbH	Germany	CID000694
Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Heraeus Metals Hong Kong Ltd.	China	CID000707
Heraeus Precious Metals GmbH & Co. KG	Germany	CID000711
Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CID000769
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778
Hydrometallurg, JSC	Russian Federation	CID002649
Industrial Refining Company	Belgium	CID002587
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
International Precious Metal Refiners	United Arab Emirates	CID002562
Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Istanbul Gold Refinery	Turkey	CID000814
Italpreziosi	Italy	CID002765
JALAN & Company	India	CID002893
Japan Mint	Japan	CID000823
Japan New Metals Co., Ltd.	Japan	CID000825
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Jiangxi Copper Co., Ltd.	China	CID000855
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Jiangxi New Nanshan Technology Ltd.	China	CID001231
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Jiangxi Tuohong New Raw Material	China	CID002842
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317

Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Jiujiang Tanbre Co., Ltd.	China	CID000917
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
JSC Uralelectromed	Russian Federation	CID000929
JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
K.A. Rasmussen	Norway	CID003497
Kaloti Precious Metals	United Arab Emirates	CID002563
Kazakhmys Smelting LLC	Kazakhstan	CID000956
Kazzinc	Kazakhstan	CID000957
KEMET Blue Metals	Mexico	CID002539
Kennametal Fallon	United States Of America	CID000966
Kennametal Huntsville	United States Of America	CID000105
Kennecott Utah Copper LLC	United States Of America	CID000969
KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Kojima Chemicals Co., Ltd.	Japan	CID000981
Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605
Kundan Care Products Ltd.	India	CID003463
Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
L'azurde Company For Jewelry	Saudi Arabia	CID001032
Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407
Lingbao Gold Co., Ltd.	China	CID001056
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
L'Orfebre S.A.	Andorra	CID002762
LSM Brasil S.A.	Brazil	CID001076
LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078
LT Metal Ltd.	Korea, Republic Of	CID000689
Luna Smelter, Ltd.	Rwanda	CID003387
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Ma'anshan Weitai Tin Co., Ltd.	China	CID003379
Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Marsam Metals	Brazil	CID002606
Masan Tungsten Chemical LLC (MTC)	Viet Nam	CID002543
Materion	United States Of America	CID001113
Matsuda Sangyo Co., Ltd.	Japan	CID001119
MD Overseas	India	CID003548
Melt Metais e Ligas S.A.	Brazil	CID002500
Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Metallic Resources, Inc.	United States Of America	CID001142
Metallix Refining Inc.	United States Of America	CID003557
Metallo Belgium N.V.	Belgium	CID002773
Metallo Spain S.L.U.	Spain	CID002774
Metallurgical Products India Pvt., Ltd.	India	CID001163
Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Metalor Technologies (Suzhou) Ltd.	China	CID001147
Metalor Technologies S.A.	Switzerland	CID001153
Metalor USA Refining Corporation	United States Of America	CID001157
Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Mineracao Taboca S.A.	Brazil	CID001173
Mineracao Taboca S.A.	Brazil	CID001175
Minsur	Peru	CID001182
Mitsubishi Materials Corporation	Japan	CID001188
Mitsubishi Materials Corporation	Japan	CID001191
Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
MMTC-PAMP India Pvt., Ltd.	India	CID002509
Modeltech Sdn Bhd	Malaysia	CID002857
Modeltech Sdn Bhd	Malaysia	CID002858
Moliren Ltd.	Russian Federation	CID002845
Morris and Watson	New Zealand	CID002282
Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236

Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573
NH Recytech Company	Korea, Republic Of	CID003189
Niagara Refining LLC	United States Of America	CID002589
Nihon Material Co., Ltd.	Japan	CID001259
Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Novosibirsk Processing Plant Ltd.	Russian Federation	CID001305
NPM Silmet AS	Estonia	CID001200
NPP Tyazhmetprom LLC	Russian Federation	CID003416
O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
OJSC Novosibirsk Refinery	Russian Federation	CID000493
OOO “Technolom” 1	Russian Federation	CID003614
OOO “Technolom” 2	Russian Federation	CID003612
Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337
PAMP S.A.	Switzerland	CID001352
Pease & Curren	United States Of America	CID002872
Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Planta Recuperadora de Metales SpA	Chile	CID002919
Pongpipat Company Limited	Myanmar	CID003208
Precious Minerals and Smelting Limited	India	CID003409
Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
PT Aries Kencana Sejahtera	Indonesia	CID000309
PT Artha Cipta Langgeng	Indonesia	CID001399
PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
PT Babel Inti Perkasa	Indonesia	CID001402
PT Babel Surya Alam Lestari	China	CID001406
PT Bangka Serumpun	Indonesia	CID003205
PT Belitung Industri Sejahtera	Indonesia	CID001421
PT Bukit Timah	Indonesia	CID001428
PT Cipta Persada Mulia	Indonesia	CID002696
PT Menara Cipta Mulia	Indonesia	CID002835
PT Mitra Stania Prima	Indonesia	CID001453
PT Mitra Sukses Globalindo	Indonesia	CID003449
PT Panca Mega Persada	Indonesia	CID001457
PT Prima Timah Utama	Indonesia	CID001458
PT Rajawali Rimba Perkasa	Indonesia	CID003381
PT Refined Bangka Tin	Indonesia	CID001460
PT Sariwiguna Binasentosa	Indonesia	CID001463
PT Stanindo Inti Perkasa	Indonesia	CID001468
PT Sukses Inti Makmur	Indonesia	CID002816
PT Timah Nusantara	Indonesia	CID001486
PT Timah Tbk Kundur	Indonesia	CID001477
PT Timah Tbk Mentok	Indonesia	CID001482
PT Tinindo Inter Nusa	Indonesia	CID001490
PT Tirus Putra Mandiri	Indonesia	CID002478
PT Tommy Utama	Indonesia	CID001493
PX Precinox S.A.	Switzerland	CID001498
QG Refining, LLC	United States Of America	CID003324
QuantumClean	United States Of America	CID001508
Rand Refinery (Pty) Ltd.	South Africa	CID001512
Refinery of Seemine Gold Co., Ltd.	China	CID000522
REMONDIS PMR B.V.	Netherlands	CID002582
Resind Industria e Comercio Ltda.	Brazil	CID002706
Resind Industria e Comercio Ltda.	Brazil	CID002707
Royal Canadian Mint	Canada	CID001534
Rui Da Hung	Taiwan, Province Of China	CID001539
SAAMP	France	CID002761
Sabin Metal Corp.	United States Of America	CID001546
Safimet S.p.A	Italy	CID002973
SAFINA A.S.	Czechia	CID002290
Sai Refinery	India	CID002853
Samduck Precious Metals	Korea, Republic Of	CID001555
Samwon Metals Corp.	Korea, Republic Of	CID001562
Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529

Sellem Industries Ltd.	Mauritania	CID003540
SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Shandong Humon Smelting Co., Ltd.	China	CID002525
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Shirpur Gold Refinery Ltd.	India	CID002588
Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516
SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Soft Metais Ltda.	Brazil	CID001758
Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761
Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Sovereign Metals	India	CID003383
State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Sudan Gold Refinery	Sudan	CID002567
Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918
Super Dragon Technology Co., Ltd.	China	CID001810
Super Ligas	Brazil	CID002756
T.C.A S.p.A	Italy	CID002580
Taki Chemical Co., Ltd.	Japan	CID001869
Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Telex Metals	United States Of America	CID001891
Thaisarco	Thailand	CID001898
The Refinery of Shandong Gold Mining Co., Ltd.	China	CID001916
Tin Technology & Refining	United States Of America	CID003325
Tokuriki Honten Co., Ltd.	Japan	CID001938
Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Torecom	Korea, Republic Of	CID001955
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574
Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Umicore Precious Metals Thailand	Thailand	CID002314
Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Unecha Refractory metals plant	Russian Federation	CID002724
United Precious Metal Refining, Inc.	United States Of America	CID001993
Valcambi S.A.	Switzerland	CID002003
Value Trading	Belgium	CID003617
VQB Mineral and Trading Group JSC	Viet Nam	CID002015
WEEEREFINING	France	CID003615
Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
WIELAND Edelmetalle GmbH	Germany	CID002778
Wolfram Bergbau und Hutten AG	Austria	CID002044
Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Xiamen Tungsten Co., Ltd.	China	CID002082
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CID002830
XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Yamakin Co., Ltd.	Japan	CID002100
Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Yokohama Metal Co., Ltd.	Japan	CID002129
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Yunnan Copper Industry Co., Ltd.	China	CID000197
Yunnan Tin Company Limited	China	CID002180
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224